As filed with the Securities and Exchange Commission on September 20, 2004.

Registration No. 333-100481

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

______________________________

CenturyTel, Inc.

(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)	72-0651161 (I.R.S. Employer Identification No.)

100 CenturyTel Drive

Monroe, Louisiana 71203

(318) 388-9000

(Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

_________________________________________________

Stacey W. Goff

Senior Vice President,

General Counsel and Secretary

CenturyTel, Inc.

100 CenturyTel Drive

Monroe, Louisiana 71203

(318) 388-9000

(Name, address, including zip code,

and telephone number, including

area code, of agent for service)

Copy to:

Kenneth J. Najder

Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

201 St. Charles Avenue, 51st Floor

New Orleans, Louisiana 70170-5100

(504) 582-8000

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3 (Registration No. 333-100481) (the "Registration Statement") on which CenturyTel, Inc. (the "Registrant") registered $165,000,000 of 4.75% Convertible Senior Debentures, Series K, due 2032 (the "Debentures") and shares of Common Stock (collectively with the Debentures, the "Securities") issuable upon conversion of the Debentures, to be offered and sold by certain selling securityholders of the Registrant described in the Registration Statement.

The Registrant desires that the Registration Statement no longer be considered effective with respect to any unsold Securities, and, accordingly, this Post-Effective Amendment is being filed to deregister all unsold Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CenturyTel, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on September 15, 2004.

CENTURYTEL, INC.

By:	/s/ Glen F. Post, III
Glen F. Post, III Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Glen F. Post, III	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	September 15, 2004
Glen F. Post, III

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 15, 2004
R. Stewart Ewing, Jr.

*	Vice President and Controller (Principal Accounting Officer)	September 15, 2004
Neil A. Sweasy

*	Director	September 15, 2004
Harvey P. Perry

Director
Jim D. Reppond

*	Director	September 15, 2004
William R. Boles, Jr.

*	Director	September 15, 2004
Calvin Czeschin

*	Director	September 15, 2004
James B. Gardner

S-1

	*	Director	September 15, 2004
W. Bruce Hanks

	*	Director	September 15, 2004
R. L. Hargrove, Jr.

	*	Director	September 15, 2004
Johnny Hebert

	*	Director	September 15, 2004
C. G. Melville, Jr.

Director
Joseph R. Zimmel

Director
Virginia Boulet

Director
Fred R. Nichols

*By:	/s/ Glen F. Post, III
Glen F. Post, III Attorney-in-Fact

S-2